Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Twenty One Capital, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Debt Convertible into Equity	1.00% Convertible Notes due 2030	(1)	457(o)	486,500,000	$	$486,500,000.00	0.0001381	$67,185.65
Fees to be Paid	Equity	Class A common stock, par value $0.01 per share	(2)	Other	35,068,912	$		$0.0001381	$0.00

Total Offering Amounts:							$486,500,000.00		67,185.65
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$67,185.65

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Offering Note(s)

(1)	The securities being registered are (i) $486,500,000 in aggregate principal amount of 1.00% convertible senior notes due 2030 (the “Convertible Notes”) issued by Twenty One Capital, Inc. (“Company” or “Pubco” or “Twenty One Capital”) and (ii) up to 35,068,912 shares of Class A common stock of Twenty One Capital, par value $0.01 per share (“Class A Common Stock”) issuable upon conversion of the Convertible Notes.

Pursuant to Rule 416(a) of Regulation C under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.

Consists of $486,500,000 in aggregate principal amount of Convertible Notes issued by Twenty One Capital. The Convertible Notes are being registered for resale on this registration statement on Form S-1 by the Selling Securityholders named in this registration statement.
(2)	The securities being registered are (i) $486,500,000 in aggregate principal amount of 1.00% convertible senior notes due 2030 (the “Convertible Notes”) issued by Twenty One Capital, Inc. (“Company” or “Pubco” or “Twenty One Capital”) and (ii) up to 35,068,912 shares of Class A common stock of Twenty One Capital, par value $0.01 per share (“Class A Common Stock”) issuable upon conversion of the Convertible Notes.

Pursuant to Rule 416(a) of Regulation C under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.

Consists of up to 35,068,912 shares of Class A Common Stock issuable upon the conversion of the Convertible Notes. These shares are being registered for resale on this Registration Statement. As more fully described in this Registration Statement, the initial conversion rate is 72.0841 shares of Class A Common Stock per $1,000 principal amount of Convertible Notes, determined based on the Average Closing Bitcoin Price, being the Bitcoin Price as averaged over the ten consecutive days immediately prior to Closing, and the Signing Bitcoin Price, being $84,863.57, as set forth in the Indenture. The number of shares of common stock being registered represents a good faith estimate of the maximum number of shares that may be issued upon conversion of the Selling Securityholders’ Convertible Notes No additional consideration will be received in connection with the exercise of the conversion privilege of the Notes. Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is required for the shares of Class A Common Stock issuable upon conversion of the Convertible Notes because no additional consideration is to be received in connection with the exercise of the conversion privilege of the Convertible Notes.